UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 19, 2008

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA	95051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)          Amendment to Bylaws.

On March 19, 2008, the Board of Directors (the “Board”) of the Company approved an amendment and restatement of the Company’s bylaws (the “Bylaws” and as amended and restated, the “Amended Bylaws”), effective immediately. The Bylaws were amended and restated to implement the following:

Section 2.2 (Annual Meeting) was amended to establish requirements for qualification as a “qualified representative” of a stockholder for purposes of presenting stockholder nominations and proposals at a meeting of stockholders and to provide for the automatic exclusion of a stockholder proposal if the proposing stockholder or a qualified representative does not attend the meeting to present the proposal.

Section 2.6 (Manner of Giving Notice; Affidavit of Notice) was amended to clarify the manner of electronic transmission of notices of meetings of stockholders and of householding of notices to stockholders who share an address.  These notices must still be mailed or electronically transmitted in accordance with the Amended Bylaws and applicable state law.

Sections 3.8 (Special Meetings; Notice), 3.10 (Waiver of Notice) and 3.13 (Board Action by Written Consent without a Meeting) were amended to allow for the delivery of notices, waivers and consents of board members by means of facsimile, electronic mail and posting on an electronic network.

Section 3.9 (Quorum) was amended to remove language concerning the continued transaction of business at a board meeting at which a quorum was present and directors have subsequently withdrawn.

Section 3.13 (Board Action by Written Consent Without a Meeting) was amended to allow the Board of Directors to consent to actions by electronic transmission.

Sections 5.10 (Secretary), 8.5 (Stock Certificates) and 8.6 (Special Designation on Certificates) were amended to clarify the Company’s authority to issue and transfer uncertificated shares and to make other changes to conform to Securities and Exchange Commission and New York Stock Exchange provisions.

Section 6.1 (Indemnification of Directors and Officers) was amended to: (i) include any action or suit, whether civil, criminal administrative or investigative within the definition of a proceeding, and (ii) to expand the definition of “director” or “officer” and “employee” or “agent” to include service, at the request of the Company, with respect to employee benefit plans.

Section 6.4 (Expenses) was amended to clarify that the advancement of expenses to a director or officer prior to the final disposition of a proceeding will only be made upon receipt by the Company of an undertaking to repay the amounts advanced if it is ultimately determined that the person was not entitled to be indemnified and to clarify the instances under which the corporation is not required to advance expenses.

Section 6.5 (Claims) was added to allow for the filing of a claim to recover for the amount of any unpaid claims for indemnification or advancement of expenses.

Section 6.7 (Sources) was added to allow the Company to offset any indemnification payments made by another party for the same indemnification claim.

In addition, non-substantive language and conforming changes and other technical edits and updates were made in Sections 4.1 (Committees of Directors), 6.2 (Indemnification of Others), 6.3 (Insurance), 6.9 (Amendments), 7.3 (Representation of Shares of Other Corporations) and Article IX (Amendments).

The descriptions of the changes of the Amended Bylaws contained in this report do not purport to be complete and are qualified in their entirety by reference to the full text of the prior Bylaws, a copy of which was filed with the Securities and Exchange Commission on September 22, 2006 as Exhibit 3.1 to the Company’s Current Report on Form 8-K and is incorporated herein by reference, and the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

                (d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Agilent Technologies, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Deputy General Counsel and
Assistant Secretary

Date: March 25, 2008

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Agilent Technologies, Inc.